As filed with the Securities Exchange Commission on September 18, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

51 Discovery Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

2006 Equity Incentive Plan of Netlist, Inc.
(Full title of the plans)

Chun Ki Hong President, Chief Executive Officer and Chairman of the Board 51 Discovery, Irvine, CA 92618
(Name and address of agent for service)

(949) 435-0025
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the 2006 Equity Incentive Plan (3)	500,000	$1.82	$910,000	$27.94

(1)               Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netlist, Inc.

(2)               Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c), based on the average of the high and low sales prices of the Company’s Common Stock on September 13, 2007.

(3)               Represents shares of Common Stock that were automatically added to the shares authorized for issuance under our 2006 Equity Incentive Plan on January 1, 2007 pursuant to an “evergreen” provision contained therein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of Common Stock, par value $0.001 per share, of Netlist, Inc. (the “Company”), issuable pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”).  The terms of the Plan provide that that the number of shares of Common Stock issuable pursuant to the Plan will automatically increase on the first day of each year by 500,000 shares (or such smaller number of shares as may be determined by the Company’s board of directors).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities of the Company, the Company hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 filed with the Securities and Exchange Commission on December 18, 2006, Registration No. 333-139435, with respect to the Company’s Amended and Restated 2000 Equity Incentive Plan and 2006 Equity Incentive Plan.

Item 8.  Exhibits.

5.1                                Opinion of Bingham McCutchen LLP as to the legality of the common stock registered hereby.

23.1                          Consent of KMJ Corbin & Company LLP (formerly Corbin & Company, LLP).

23.2                          Consent of Deloitte & Touche LLP.

23.3                          Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1                          Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 17th day of September, 2007.

NETLIST, INC.

By:	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer
and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Chun K. Hong and Gail Itow, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Chun Ki Hong	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 17, 2007
Chun Ki Hong

/s/ Nita J. Moritz	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2007
Nita J. Moritz

/s/ Nam Ki Hong	Director	September 17, 2007
Nam Ki Hong

/s/ Thomas F. Lagatta	Director	September 17, 2007
Thomas F. Lagatta

/s/ Alan H. Portnoy	Director	September 17, 2007
Alan H. Portnoy

/s/ David M. Rickey	Director	September 17, 2007
David M. Rickey

	Director	September 17, 2007
Preston Romm

INDEX TO EXHIBITS

5.1                                Opinion of Bingham McCutchen LLP as to the legality of the common stock registered hereby.

23.1                          Consent of KMJ Corbin & Company LLP (formerly Corbin & Company, LLP).

23.2                          Consent of Deloitte & Touche LLP.

23.3                          Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1                          Power of Attorney (included on signature page hereto).